Exhibit 99.1

Qell Acquisition Corp.

c/o Perceptive Advisors

505 Montgomery Street, Suite 1100

San Francisco, California 94111

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF QELL ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2021.

P	The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2021 in connection with the Extraordinary General Meeting of Shareholders (the “General Meeting”) to be held at a.m. New York City Time on , 2021, at , and hereby appoints Barry Engle and Sam Gabbita, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Qell Acquisition Corp. (“Qell”) registered in the name provided, which the undersigned is entitled to vote at the General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement/Prospectus.
R
O
X
Y

C
A
R
D

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Proposal No. 1—The Business Combination Proposal — to resolve, as an ordinary resolution (the “Business Combination Proposal” or “Proposal No. 1”) that the Business Combination Agreement, dated as of March 30, 2021 (as it may be amended from time to time, the “Business Combination Agreement,” a copy of which is attached to the accompanying proxy statement/prospectus as Annex A), by and among Qell, Lilium GmbH, a German limited liability company (“Lilium”), Lilium B.V., a Dutch private liability company (besloten vennootschap met beperkte aansprakelijkheid) (which will be converted into a Dutch public limited liability company (naamloze vennootschap) (“Holdco”)) prior to closing of the Business Combination), Queen Cayman Merger LLC, a Cayman Islands limited liability company (“Merger Sub”) pursuant to which several transactions will occur, and in connection therewith, Holdco will become the ultimate parent company of Lilium and, prior to the immediate commencement of winding up proceedings, Merger Sub, the surviving entity in the merger with Qell (the “Business Combination”), and the consummation of the transactions contemplated thereby be confirmed, ratified and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Merger Proposal— to resolve as a special resolution (the “Merger Proposal” or “Proposal No. 2”) that the plan of merger in the form tabled to the General Meeting (a draft of which is attached to the accompanying proxy statement/prospectus as Annex B, the “Plan of Merger”) pursuant to which Qell will merge with and into Merger Sub (the “Merger”) so that Merger Sub will be the surviving company and all the undertaking, property and liabilities of Qell vest in Merger Sub by virtue of such Merger pursuant to the Companies Act (2021 Revision) of the Cayman Islands and the Limited Liability Companies Act (2021 Revision) of the Cayman Islands, and the consummation of the Merger and the remaining transactions contemplated there, be authorized, approved and confirmed in all respects; and Qell be authorized to enter into the Plan of Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Incentive Plan Proposal— to resolve as an ordinary resolution (the “Incentive Plan Proposal” or “Proposal No. 3”) to approve, assuming the Business Combination Proposal and Merger Proposal are approved and adopted, the Holdco 2021 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex C, including the authorization of the initial share reserve under the Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—The Employee Share Purchase Proposal— to resolve as an ordinary resolution (the “ESPP Proposal” or “Proposal No. 4”) to approve, assuming the Business Combination Proposal and Merger Proposal are approved and adopted, the Holdco 2021 Employee Share Purchase Plan (the “ESPP”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex D, including the authorization of the initial share reserve under the ESPP.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The Adjournment Proposal— to resolve as an ordinary resolution, to adjourn the General Meeting to a later date or dates (A) in order to solicit additional proxies from Qell shareholders in favor of the Business Combination Proposal or the Merger Proposal, (B) if as of the time for which the General Meeting is scheduled, there are insufficient Qell Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the General Meeting or (C) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that Qell has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Qell shareholders prior to the General Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:______________________________________________________,
2021

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.